Exhibit 10.11

                            FIRST AMENDMENT TO
                         MANAGEMENT INCENTIVE PLAN
                                    OF
                    INTERNATIONAL MULTIFOODS CORPORATION

                Amended and Restated as of September 17, 1993


          Section 1 is hereby amended to include the following definition, after the definition of "Participant" in Section 1:

               "Restricted Stock" means shares of common stock, par value $.10 per share, of Multifoods in which a Bonus Award may be payable, in whole or in part, pursuant to Section 5 hereof, and which shall be issuable pursuant to, and subject to the terms and conditions of, Part I of the Amended and Restated 1989 Stock-Based Incentive Plan of International Multifoods Corporation or such other plan of Multifoods which authorizes the issuance of restricted stock.


          Section 5 is hereby amended to read in its entirety as follows:

Section 5.   Payment of Bonus Awards

             All Bonus Awards shall be payable in cash or in Restricted Stock, or both, as determined in the sole discretion of the Committee, and the amount of all Bonus Awards paid shall be charged to the Incentive Compensation Accrual.